MALKEWICZ HUENI
                                                                      ASSOCIATES


December 15, 1998



Kruse Landa & Maycock, LLC
50 West Broadway, 8th Floor
Salt Lake City, UT 84101

Dear Sir:

The undersigned petroleum engineer hereby consents to incorporation by reference in the Form S-3 of the reserve report respecting Foreland's properties, as such report is referred to in Foreland Corporation's annual report on Form 10-K for its fiscal year ended December 31, 1997.

Sincerely,

Malkewicz Hueni Associates, Inc.



/s/ Stephen E. Malkewicz
President



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